American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		5
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			May 19, 2003
Trade Date:	05/19/03		Issue Date:	05/22/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EAN4	2.375%	11/15/06	Monthly	06/15/03	No	N/A
02639EAP9	3.00%	05/15/08	Quarterly	08/15/03	No	N/A
02639EAQ7	3.35%	05/15/09	Monthly	06/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
02639EAN4	$6,439,000	100%	0.70%	$6,393,927.00	$1.50	Yes	No	N/A
02639EAP9	$6,495,000	100%	0.85%	$6,439,792.50	$1.50	Yes	No	N/A
02639EAQ7	$1,308,000	100%	1.00%	$1,294,920.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.